UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-42297	99-1116001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On December 3, 2024, BlackRock, Inc. (the “Company”) entered into a definitive agreement (the “Transaction Agreement”) to acquire 100% of the business and assets of HPS Investment Partners (“HPS”), a leading global credit investment manager for total consideration of approximately 12.1 million units (“SubCo Units”) of a wholly-owned subsidiary of the Company (“SubCo”), which will be exchangeable into shares of the Company’s common stock on 1:1 basis (subject to customary adjustments) (the “HPS Transaction”).

Approximately 9.2 million SubCo Units will be paid at closing. Approximately 25% of the consideration, or 2.9 million SubCo Units, will be paid in approximately five years, subject to achievement of certain post-closing conditions. In addition, there is potential for additional consideration to be earned of up to 1.6 million SubCo Units, that is based on financial performance milestones measured and paid in approximately five years. Of the total deal consideration, up to $675 million in value will be used to fund an equity retention pool for HPS employees. In aggregate, inclusive of all SubCo Units paid at closing, eligible to be paid in approximately five years, and potentially earned through achievement of financial performance milestones, the maximum amount of common stock issuable upon exchange of such SubCo Units would be approximately 13.7 million shares of the Company’s common stock.

As described below under Item 8.01 of this Current Report on Form 8-K, closing of the HPS Transaction is subject to customary conditions, including, among others, the receipt of specified regulatory approvals.

The shares of Company common stock that may be issued upon exchange of the SubCo Units will be issued pursuant to an effective registration statement or in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the HPS Transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company is also furnishing supplemental materials related to the HPS Transaction as Exhibit 99.2, which will be used during a conference call and webcast with investors about the HPS Transaction at 8:00 a.m., Eastern Time, on December 3, 2024.

Item 8.01	Other Events.

Pursuant to the Transaction Agreement, the Company will acquire 100% of the business and assets of HPS. The Company will acquire HPS by merging two wholly owned subsidiaries (the “Merger Subs”) into HPS Partners Investment Holdings, LLC and HPS Group Adviser Holdings, L.P., respectively (the “Mergers”). By virtue of the Mergers, the Merger Subs shall cease to exist and each of HPS Partners Investment Holdings, LLC and HPS Group Adviser Holdings, L.P. shall survive the Mergers, respectively, and become indirect subsidiaries of the Company.

In the Mergers, the equityholders of HPS Partners Investment Holdings, LLC and HPS Group Adviser Holdings, L.P. will have their interests in those companies extinguished and converted into the right to receive the consideration provided for by the Transaction Agreement, on the terms and subject to the conditions set forth therein. Generally, equityholders of HPS Partners Investment Holdings, LLC and HPS Group Adviser Holdings, L.P. will be entitled to receive at the closing of the Mergers a number of SubCo Units. Each SubCo Unit is exchangeable into a number of shares of the Company’s common stock on a 1:1 basis (subject to customary adjustments) and subject to such further adjustments as provided for in the limited liability company operating agreement of SubCo expected to be adopted prior to the consummation of the Mergers. Each SubCo Unit will also be entitled to participate in cash dividends paid to holders of the Company’s common stock on an as-exchanged basis, such that as and when any cash dividend is declared and paid by the Company on its common stock, holders of SubCo Units shall be entitled to a cash payment in respect thereof as if they had exchanged their SubCo Units for shares of the Company’s common stock.

Approximately 9.2 million SubCo Units will be paid at closing. Approximately 25% of the consideration, or 2.9 million SubCo Units, will be paid in approximately five years, subject to achievement of certain post-closing conditions. In addition, there is potential for additional consideration to be earned of up to 1.6 million SubCo Units, that is based on financial performance milestones measured and paid in approximately five years. Of the total deal consideration, up to $675 million in value will be used to fund an equity retention pool for HPS employees. In aggregate, inclusive of all SubCo Units paid at closing, eligible to be paid in approximately five years, and potentially earned through achievement of financial performance milestones, the maximum amount of common stock issuable upon exchange of such SubCo Units would be approximately 13.7 million shares of the Company’s common stock.

The HPS Transaction is expected to close in mid-2025. Consummation of the HPS Transaction is subject to customary conditions, including, among others: (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of specified other regulatory approvals and clearances; (ii) the absence of any law or order of any applicable governmental authority of competent jurisdiction that would prevent, enjoin, restrain or make illegal the consummation of the HPS Transaction; (iii) satisfaction of covenant and representation and warranty bring-down conditions and receipt of certificates from the applicable party certifying the satisfaction of such conditions; and (iv) the absence of a material adverse effect on HPS or the Company.

The Company and HPS have each made customary representations, warranties and covenants. The Transaction Agreement contains, subject to applicable insurance policies, indemnification obligations with respect to breaches of certain representations, warranties and covenants and certain other specified matters. The Company has obtained a representation and warranty insurance policy that provides coverage for certain losses incurred as a result of breaches of certain representations and warranties contained in the Transaction Agreement. Recovery under such policy is subject to certain exclusions, policy limits and other terms and conditions.

The Transaction Agreement also contains customary termination provisions for each of the Company and HPS, and may be terminated: (i) by mutual consent of the Company and HPS; (ii) by either the Company or HPS if any applicable governmental authority has enacted, issued, promulgated, enforced or entered any law which has become final and non-appealable and has the effect of making illegal or otherwise restraining or prohibiting the HPS Transaction, or if an order of any applicable governmental authority which permanently enjoins, restrains or prohibits the HPS Transaction has become final and non-appealable; (iii) by either the Company or HPS if the other party breaches any of its representations, warranties, covenants or agreements such that the conditions to closing of such terminating party or the mutual conditions to closing would not be satisfied (subject to a cure period), so long as the terminating party is not then in breach of its representations, warranties, covenants or agreements such that the conditions to the obligations of the other party would not be satisfied at the closing; or (iv) by either the Company or HPS if the closing of the HPS Transaction has not occurred on or prior to a mutually agreed date (as may be extended in accordance with the terms of the Transaction Agreement).

The Company has also agreed that Scott Kapnick will join its board of directors as a non-voting observer, effective as of the first regularly scheduled board meeting following the closing of the HPS Transaction.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the Company’s future financial or business performance, strategies or expectations, including the anticipated timing, consummation and expected benefits of the HPS Transaction. Forward looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

The Company has previously disclosed risk factors in its Securities and Exchange Commission reports. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of the Company’s investment products; (4) the Company’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the HPS Transaction and the acquisition of Preqin (the “Preqin Transaction”) and Global Infrastructure Partners (together with the HPS Transaction and the Preqin Transaction, the “Transactions”); (7) the Company’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the HPS Transaction and the Preqin Transaction, including delays in the expected closing date of the HPS Transaction or the Preqin Transaction, the possibility that either or both of the HPS Transaction or the Preqin Transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the possibility that expected synergies and value creation from the HPS Transaction or the Preqin Transaction will not be realized, or will not be realized within the expected time period; and the risk of impacts to business and operational relationships related to disruptions from the HPS Transaction or the Preqin Transaction; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent the Company’s operational control environment or the potentthial for human error in connection with the Company’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to the Company; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to the Company’s reputation; (18) increasing focus from stakeholders regarding ESG matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside the Company’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or the Company; (20) climate-related risks to the Company’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of the Company’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of the Company; (24) the Company’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of the Company to fulfill their obligations to the Company; (26) operational, technological and regulatory risks associated with the Company’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to the Company’s exchange-traded funds; (28) the impact of the Company electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release announcing the HPS Transaction, dated December 3, 2024.

99.2	Investor Presentation – Acquisition of HPS.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: December 3, 2024		R. Andrew Dickson III
Managing Director and Corporate Secretary